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CUSIP NO. 36458R-101                  13D/A                  Page 12 of 16 Pages
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                                    EXHIBIT 6

                             JOINT FILING AGREEMENT

         The Reporting Persons have agreed that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Galyan's Trading Company, Inc. shall be filed on behalf of each of the Reporting Persons. Note that copies of the applicable agreement are already on file with the appropriate agencies.